UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2017 (September 20, 2017)

Oasis Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38212	47-1208855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective September 20, 2017, Matthew Fitzgerald and Phillip D. Kramer became members of the board of directors (the “Board”) of OMP GP LLC (the “General Partner”), the general partner of Oasis Midstream Partners LP (the “Partnership”). Messrs. Fitzgerald and Kramer also became members of the Audit and Conflicts Committees of the Board, with Mr. Fitzgerald serving as the Chair of the Audit Committee and Mr. Kramer serving as the Chair of the Conflicts Committee.

There are no arrangements or understandings between Mr. Fitzgerald or Mr. Kramer and any other persons pursuant to which Mr. Fitzgerald or Mr. Kramer were selected as directors. There are no relationships between Mr. Fitzgerald or Mr. Kramer and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As non-employee directors, Messrs. Fitzgerald and Kramer will receive compensation in accordance with the General Partner’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Partnership’s 2017 Long-Term Incentive Plan.

Long Term Incentive Plan

Effective immediately prior to the effectiveness of the Partnership’s initial public offering, the Board adopted the Oasis Midstream Partners LP 2017 Long Term Incentive Plan, or the LTIP. Awards under the LTIP may be granted to employees, officers, consultants and directors of the General Partner or any of its affiliates. The LTIP will be administered by the Board or a committee appointed by the Board. Unless Oasis Petroleum Inc. elects, in its sole discretion, to reimburse the Partnership for the cost of awards, the Partnership will be responsible for the cost of all awards granted under the LTIP.

The LTIP provides for grants of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards. The aggregate number of common units of the Partnership that may be issued pursuant to the LTIP will initially be equivalent to 1,842,500 common units, subject to adjustment as permitted or required pursuant to the terms of the LTIP. Additionally, on January 1 of each calendar year occurring after the effective date of the LTIP and prior to its expiration, the total number of common units reserved and available for issuance under the LTIP will increase by a number of common units equal to one percent (1%) of the number of common units outstanding on a fully diluted basis as of the close of business on the immediately preceding December 31 (calculated by adding to the number of common units outstanding, all outstanding securities convertible into common units on such date on an as converted basis).

The foregoing description is qualified in its entirety by reference to the full text of the LTIP, which was filed as Exhibit 4.4 to the Form S-8 filed by the Partnership on September 25, 2017, and is hereby incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Oasis Midstream Partners LP 2017 Long Term Incentive Plan, incorporated herein by reference to Exhibit 4.4 to the Form S-8 filed by the Partnership on September 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Midstream Partners LP

By:	OMP GP LLC, its general partner

By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

Date: September 26, 2017